As Filed with the Securities and Exchange Commission on May 29, 2019

Registration No. 333-231572

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CBRE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3391143
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

400 South Hope Street, 25th Floor Los Angeles, California	90071
(Address of Principal Executive Offices)	(Zip Code)

CBRE Group, Inc. 2019 Equity Incentive Plan

(Full title of the plan)

Laurence H. Midler

Executive Vice President, General Counsel, Chief Risk Officer and Secretary

CBRE Group, Inc.

400 South Hope Street, 25th Floor

Los Angeles, California, 90071

(Name and address of agent for service)

(213) 613-3333

(Telephone number, including area code, of agent for service)

With a copy to:

William B. Brentani

Simpson Thacher & Bartlett LLP

2475 Hanover Street

Palo Alto, CA 94304

(650) 251-5000

Fax: (650) 251-5002

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” “and emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

On May 17, 2019, CBRE Group, Inc. (the “Registrant”) filed a registration statement on Form S-8 (Registration No. 333-231572) (the “Registration Statement”) with the Securities and Exchange Commission registering 9,900,000 shares of Class A common stock, par value $0.01 per share of the Registrant, pursuant to the CBRE Group, Inc. 2019 Equity Incentive Plan (the “2019 Plan”).

The Registrant is hereby amending the Registration Statement solely to correct a clerical error in the copy of the 2019 Plan that was filed as Exhibit 99.1 thereto. The Registrant has included the corrected version of the 2019 Plan as Exhibit 99.1 to this Post-Effective Amendment No. 1. Except as described herein, this Post-Effective Amendment No. 1 does not update, amend or modify any other information, statement or disclosure contained in the Registration Statement.

Item 8. Exhibits.

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	SEC File No.	Exhibit	Filing Date	Filed Herewith

4.1	Amended and Restated Certificate of Incorporation of CBRE Group, Inc.	8-K	001-32205	3.1	05/23/2018

4.2	Amended and Restated By-Laws of CBRE Group, Inc.	8-K	001-32205	3.2	05/23/2018

4.3	Form of Class A common stock certificate of CBRE Group, Inc.	10-Q	001-32205	4.1	08/09/2017

5.1	Opinion of Simpson Thacher & Bartlett LLP	S-8	001-32205	5.1	05/17/2019

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm	S-8	001-32205	23.1	05/17/2019

23.2	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1)	S-8	001-32205	23.2	05/17/2019

24.1	Power of Attorney	S-8	001-32205	24.1	05/17/2019

99.1+	CBRE Group, Inc. 2019 Equity Incentive Plan					X

+	Denotes a management contract or compensatory arrangement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on May 29, 2019.

CBRE GROUP, INC.

By:	*
Robert E. Sulentic
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name and Signature	Title	Date

* Robert E. Sulentic	President, Chief Executive Officer and Director (Principal Executive Officer)	May 29, 2019

* Leah C. Stearns	Chief Financial Officer (Principal Financial Officer)	May 29, 2019

* Dara A. Bazzano	Senior Vice President, Global Finance and Chief Accounting Officer (Principal Accounting Officer)	May 29, 2019

* Brandon B. Boze	Chair of the Board of Directors	May 29, 2019

* Beth F. Cobert	Director	May 29, 2019

* Curtis F. Feeny	Director	May 29, 2019

* Reginald H. Gilyard	Director	May 29, 2019

* Shira D. Goodman	Director	May 29, 2019

* Christopher T. Jenny	Director	May 29, 2019

* Gerardo I. Lopez	Director	May 29, 2019

Name and Signature	Title	Date

* Laura D. Tyson	Director	May 29, 2019

* Ray Wirta	Director	May 29, 2019

* Sanjiv Yajnik	Director	May 29, 2019

*By: /s/ LAURENCE H. MIDLER
Laurence H. Midler
Attorney-in-Fact